Exhibit 32.1
PACIFIC VENTURES GROUP, INC.
CERTIFICATION OF
PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. §1350
 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of Pacific Ventures Group, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Shannon Masjedi, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 2, 2015	/s/ Shannon Masjedi
Shannon Masjedi
Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Pacific Ventures Group, Inc. and will be retained by Pacific Ventures Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to §18 U.S.C. Section 1350.  It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.